Sistina Software, Inc.

Index

Page(s)

Report of Independent Auditors	1

Financial Statements

Consolidated Balance Sheets	2

Consolidated Statements of Operations	3

Consolidated Statements of Stockholders’ Deficit	4–6

Consolidated Statements of Cash Flows	7–8

Notes to Consolidated Financial Statements	9–26

Report of Independent Auditors

To the Board of Directors and Stockholders

of Sistina Software, Inc.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, stockholders’ deficit and cash flows present fairly, in all material respects, the financial position of Sistina Software, Inc. and its subsidiary (a development stage enterprise) at December 31, 2002 and 2001, and the results of their operations and their cash flows for the years then ended and, cumulatively, for the period from August 1, 1997 (date of inception) to December 31, 2002, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 1, the Company was acquired by Red Hat, Inc. on December 23, 2003.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota

March 31, 2003, except as to Notes 1, 2 and 12,

as to which the date is December 23, 2003

Sistina Software, Inc.

Consolidated Balance Sheets

	September 30,	December 31,
	2003	2002	2001
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$4,130,239	$241,043	$724,808
Accounts receivable	268,711	42,773	7,062
Prepaid expenses and other current assets	56,498	79,729	52,046

Total current assets	4,455,448	363,545	783,916

Property and equipment, net	484,763	341,171	635,828
Other assets, primarily deposits	48,474	9,326	12,650

Total assets	$4,988,685	$714,042	$1,432,394

Liabilities, Convertible Redeemable Preferred Stock and Stockholders’ Deficit
Current liabilities
Notes payable to related party		$6,221,039	$2,000,000
Accounts payable	$175,231	355,434	136,338
Accrued liabilities	530,922	258,537	229,287
Deferred revenue	159,659	29,545	32,385

Total current liabilities	865,812	6,864,555	2,398,010

Commitments (Note 10)
Convertible redeemable preferred stock (Note 5)	9,960,919	4,048,187	3,680,414

Stockholders’ deficit
Common stock, $0.01 par value; authorized 45,150,000 shares; issued and outstanding 797,433 at September 30, 2003 and 116,627 at December 31, 2002 and 2001	798	67,990	67,990
Additional paid-in capital	5,072,060	1,478,013	1,609,054
Accumulated other comprehensive (loss) income	(4,744)	781	2,486
Accumulated deficit	(10,906,160)	(11,745,484)	(6,325,560)

Total stockholders' deficit	(5,838,046)	(10,198,700)	(4,646,030)

Total current liabilities, convertible redeemable preferred stock and stockholders' deficit	$4,988,685	$714,042	$1,432,394

The accompanying notes are an integral part of these financial statements.

Sistina Software, Inc.

Consolidated Statements of Operations

	Nine Months Ended September 30,		Years Ended December 31,		Cumulative for the Period from August 1, 1997 (Date of Inception) to December 31,
	2003	2002	2002	2001	2002
	(Unaudited)	(Unaudited)
Revenues	$622,830	$239,353	$341,387	$81,210	$863,189

Costs and expenses
Cost of revenues	213,634	29,663	53,194	32,587	247,972
Research and development	2,037,766	1,443,458	1,906,521	2,083,091	5,003,414
General and administrative	1,103,248	1,319,980	1,720,544	1,403,098	4,009,574
Selling and marketing	2,004,045	1,058,101	1,503,326	1,033,748	2,594,531

	5,358,693	3,851,202	5,183,585	4,552,524	11,855,491

Loss from operations	(4,735,863)	(3,611,849)	(4,842,198)	(4,471,314)	(10,992,302)
Gain on debt extinguishment (Note 8)	5,620,846
Interest expense, including related party interest of $36,284, $298,027, $541,778 and $220,951 in the nine months ended September 30, 2003 and 2002 and years ended December 31, 2002 and 2001, respectively	(37,109)	(416,680)	(546,929)	(220,951)	(769,333)
Interest income	25,264	7,789	7,868	53,375	70,531
Other expense, net	(33,814)	(36,630)	(38,665)	(15,759)	(54,380)

Net income (loss)	$839,324	$(4,057,370)	$(5,419,924)	$(4,654,649)	$(11,745,484)

The accompanying notes are an integral part of these financial statements.

Sistina Software, Inc.

Consolidated Statements of Stockholders’ Deficit

Date	Description	Approximate Price Per Share	Common Stock		Additional Paid-in Capital	Note and Interest Receivable	Accumulated Other Comprehensive Income	Deficit Accumulated During Development Stage	Total
			Shares	Amount
August 1997	Issuance of common stock in exchange for cash	$0.01	68,611	$40,000	$(39,000)				$1,000
October 1997	Issuance of common stock in exchange for retirement of note payable and accrued interest	$13.48	5,605	3,268	72,296				75,564
	Net loss for the period from August 1, 1997 to December 31, 1997							$(42,978)	(42,978)

	Balances at December 31, 1997		74,216	43,268	33,296			(42,978)	33,586
October 1998	Issuance of common stock pursuant to technology license agreement (Note 8)	$13.48	2,227	1,298	28,718				30,016
December 1998	Issuance of common stock in exchange for cash	$13.48	6,307	3,676	81,324				85,000
	Net loss for the year ended December 31, 1998							(93,033)	(93,033)

	Balances at December 31, 1998		82,750	48,242	143,338			(136,011)	55,569
January and February 1999	Issuance of common stock in exchange for cash	$13.48	3,710	2,162	47,838				50,000
	Stock-based compensation				7,694				7,694
	Net loss for the year ended December 31, 1999							(101,219)	(101,219)

	Balances at December 31, 1999		86,460	50,404	198,870			(237,230)	12,044
March 2000	Issuance of restricted common stock in exchange for cash	$13.48	1,647	960	21,240				22,200
April 2000	Issuance of common stock in exchange for retirement of notes payable and accrued interest	$52.47	1,923	1,121	99,734				100,855
April and May 2000	Issuance of common stock in exchange for cash, less offering costs of $6,020	$52.47	25,339	14,772	1,308,715				1,323,487
Various from June to December 2000	Issuance of common stock in exchange for services	$52.47	566	330	29,344				29,674
	Stock-based compensation				87,432				87,432
	Accretion of convertible redeemable preferred stock				(39,407)				(39,407)
	Net loss for the year ended December 31, 2000							(1,433,681)	(1,433,681)

	Balances at December 31, 2000		115,935	67,587	1,705,928			(1,670,911)	102,604

Sistina Software, Inc.

Consolidated Statements of Stockholders’ Deficit

Date	Description	Approximate Price Per Share	Common Stock		Additional Paid-in Capital	Note and Interest Receivable	Accumulated Other Comprehensive Income	Deficit Accumulated During Development Stage	Total
			Shares	Amount
Various from February to May 2001	Issuance of common stock in exchange for services	$52.47	692	$403	$35,858				$36,261
August 2001	Issuance of warrants in connection with note payable				160,000				160,000
	Stock-based compensation				38,332				38,332
	Accretion of convertible redeemable preferred stock				(331,064)				(331,064)
	Net loss for the year ended December 31, 2001							$(4,654,649)	(4,654,649)
	Foreign currency translation adjustments						$2,486		2,486

	Balances at December 31, 2001		116,627	67,990	1,609,054		2,486	(6,325,560)	(4,646,030)
Various from February to November 2002	Issuance of warrants in connection with notes payable				201,256				201,256
March 2002	Issuance of restricted common stock in exchange for promissory note	$52.47	4,915	2,865	83,095	$(85,960)
	Interest receivable recorded on promissory note				3,173	(3,173)
December 2002	Forfeiture of restricted common stock and cancellation of related promissory note and interest receivable		(4,915)	(2,865)	(69,014)	89,133			17,254
	Stock-based compensation				18,222				18,222
	Accretion of convertible redeemable preferred stock				(367,773)				(367,773)
	Net loss for the year ended December 31, 2002							(5,419,924)	(5,419,924)
	Foreign currency translation adjustments						(1,705)		(1,705)

	Balances at December 31, 2002		116,627	67,990	1,478,013	—	781	(11,745,484)	(10,198,700)

Sistina Software, Inc.

Consolidated Statements of Stockholders’ Deficit

Description	Common Stock		Additional Paid-in Capital	Note and Interest Receivable	Accumulated Other Comprehensive Income	Accumulated Deficit	Total
	Shares	Amount
Effect of recapitalization of Company on Series A convertible redeemable preferred stock (unaudited)	1,977	$115	$4,048,072				$4,048,187
Effect of recapitalization of Company on common stock (unaudited)	(114,621)	(67,873)	67,873
Issuance of common stock in exchange for retirement of notes payable and accrued interest (unaudited)	3,308	193					193
Common stock options exercised (unaudited)	6,393	373	18,263				18,636
Stock-based compensation (unaudited)			6,528				6,528
Legal and financing costs associated with issuance of Series B convertible redeemable preferred stock (unaudited)			(122,720)				(122,720)
Accretion of Series B convertible redeemable preferred stock (unaudited)			(423,969)				(423,969)
Net income for the nine months ended September 30, 2003 (unaudited)						$839,324	839,324
Foreign currency translation adjustments (unaudited)					$(5,525)		(5,525)

Balances at September 30, 2003 (unaudited)	13,684	$798	$5,072,060	$—	$(4,744)	$(10,906,160)	$(5,838,046)

The accompanying notes are an integral part of these financial statements.

Sistina Software, Inc.

Consolidated Statements of Cash Flows

	Nine Months Ended September 30,		Years Ended December 31,		Cumulative for the Period from August 1, 1997 (Date of Inception) to December 31,
	2003	2002	2002	2001	2002
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net income (loss)	$839,324	$(4,057,370)	$(5,419,924)	$(4,654,649)	$(11,745,484)
Adjustments to reconcile net income (loss) to net cash used in operating activities
Gain on debt extinguishment	(5,620,846)
Depreciation and amortization	254,522	221,447	292,541	241,940	594,913
Loss on disposal of property and equipment	24,696	25,613	25,613	1,927	27,540
Options, warrants and common stock issued for services	8,138	19,774	18,222	74,593	217,615
Warrants issued in connection with notes payable		189,979	201,256	160,000	361,256
Other stock-based compensation			17,254		17,254
Interest converted to notes payable		114,902	285,088		285,088
Interest converted to common stock					1,419
Common stock issued pursuant to technology license agreement					30,016
Changes in operating assets and liabilities
Accounts receivable	(228,581)	(43,317)	(35,711)	(3,162)	(42,773)
Prepaid expenses and other assets	(10,718)	(61,701)	(19,908)	(40,665)	(84,604)
Accounts payable	(180,283)	179,116	218,835	7,084	355,173
Accrued liabilities	271,026	203,587	86,155	62,241	315,442
Deferred revenue	130,114	(6,605)	(2,840)	32,385	29,545

Net cash used in operating activities	(4,512,608)	(3,214,575)	(4,333,419)	(4,118,306)	(9,637,600)

Cash flows from investing activities
Purchases of property and equipment	(425,923)	(13,280)	(22,708)	(555,292)	(963,835)
Proceeds from disposal of property and equipment	4,191	3,200	3,200	1,000	4,200

Net cash used in investing activities	(421,732)	(10,080)	(19,508)	(554,292)	(959,635)

Cash flows from financing activities
Proceeds from issuance of notes payable	200,000	2,650,000	3,875,000	2,000,000	6,050,000
Net proceeds from issuance of convertible redeemable preferred stock	8,612,567	8,053		849,350	3,309,943
Net proceeds from issuance of restricted common stock and common stock	18,636				1,481,687

Net cash provided by financing activities	8,831,203	2,658,053	3,875,000	2,849,350	10,841,630

Effect of exchange rate changes on cash and cash equivalents	(7,667)	(1,439)	(5,838)	2,486	(3,352)

Net increase (decrease) in cash and cash equivalents	3,889,196	(568,041)	(483,765)	(1,820,762)	241,043
Cash and cash equivalents
Beginning of period	241,043	724,808	724,808	2,545,570

End of period	$4,130,239	$156,767	$241,043	$724,808	$241,043

Sistina Software, Inc.

Consolidated Statements of Cash Flows

	Nine Months Ended September 30,		Years Ended December 31,		Cumulative for the Period from August 1, 1997 (Date of Inception) to December 31,
	2003	2002	2002	2001	2002
	(Unaudited)	(Unaudited)
Supplemental disclosure of cash flow information
Cash paid for interest	$91,589	$—	$—	$—	$—
Supplemental disclosure of noncash financing activities
Accretion of convertible redeemable preferred stock	$423,969	$271,750	$367,773	$331,064	$738,244
Accrued interest converted to notes payable		60,951	60,951		60,951
Notes payable and accrued interest converted to common stock					176,419
Notes payable and accrued interest converted to preferred stock	800,000

The accompanying notes are an integral part of these financial statements.

Sistina Software, Inc.

Notes to Consolidated Financial Statements

1.	Description of Business and Acquisition of Sistina Software, Inc.

Description of Business

Sistina Software, Inc. (the “Company”) was incorporated on August 1, 1997. The Company designs, develops and supports storage management software for the Linux operating system, including the Global File System (“GFS”), the Logical Volume Manager (“LVM”) and the Cluster Logical Volume Manager (“CLVM”). The Company’s storage clustering technology can be used to increase system performance, availability and scalability for applications including file, web and mail serving and to simplify storage management by consolidating storage into pools which may be easily shared, resized and replicated. From its inception to December 31, 2002, the Company devoted substantially all of its efforts to business planning, research and development, recruiting management and technical staff, acquiring operating assets and raising capital and was considered to be in the development stage. The Company is considered to have emerged from the development stage during the unaudited nine month period ended September 30, 2003. Because the emergence from the development stage occurred subsequent to the initial issuance of the Company’s December 31, 2002 audited financial statements, these disclosures remain in these 2002 statements. These disclosures have not been updated for the 2003 nine-month period as this period is considered to be outside the development stage.

Acquisition of Sistina Software, Inc.

At December 23, 2003, the Company was acquired by Red Hat, Inc., a publicly-traded software company. The previously issued Report of Independent Auditors included an emphasis of a matter paragraph, in accordance with Statement of Auditing Standards (“SAS 58”), Reporting on Audited Financial Statements, relating to Sistina’s need to raise additional financing to support 2004’s operations. This matter has been resolved with the acquisition by Red Hat, Inc.

2.	Summary of Significant Accounting Policies

Unaudited Interim Financial Statements

The unaudited condensed consolidated financial statements included herein reflect all adjustments, in the opinion of management, necessary to fairly state the Company’s consolidated financial position, results of operations and cash flows for the unaudited periods presented. These adjustments consist of normal, recurring items. The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts therein. Due to the inherent uncertainty involved in making estimates, actual results in future periods may differ from those estimates. The unaudited results of operations for the period ended September 30, 2003, are not necessarily indicative of the results to be expected for any subsequent quarter or for the entire fiscal year ended December 31, 2003. The unaudited consolidated financial statements and notes do not contain certain information included in the Company’s annual financial statements and notes.

Consolidation Principles

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary in the United Kingdom. All intercompany accounts and transactions have been eliminated in consolidation.

Sistina Software, Inc.

Notes to Consolidated Financial Statements

Cash and Cash Equivalents

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company considers all highly liquid investments in money market funds or other investments with original maturities of three months or less to be cash equivalents.

Trade Accounts Receivable

Trade accounts receivable are recorded at fair value upon the sale of goods or services to customers. To date, the Company has not recorded any allowance for doubtful accounts.

Fair Value of Financial Instruments

The recorded amounts of financial assets and liabilities approximate fair value, based upon the Company’s incremental borrowing rate or due to the relatively short period of time between origination of the instruments and their expected realization.

Property and Equipment

Property and equipment are stated at cost. Significant additions or improvements are capitalized; normal maintenance and repair costs are expensed as incurred. Depreciation is determined using the straight-line method over the estimated useful lives of the assets, currently three to five years. Leasehold improvements are amortized over the shorter of the estimated useful life of the asset or the underlying lease term. The cost and related accumulated depreciation of assets sold or disposed of are removed from the accounts, and the resulting gain or loss is included in operations.

Revenue Recognition

Prior to August 2001, the Company provided the GFS and LVM source code to customers free of charge under the GNU General Public License. The Company’s strategy was to generate revenues from commercial software tools and other services while striving to achieve a new standard with its product. From August 2001 to November 2001, all versions of GFS were released under a new Sistina Public License which enabled the Company to charge certain individuals or entities a licensing fee for certain commercial uses of the software. Starting in December 2001, all new versions of GFS were licensed under proprietary licenses, which enables the Company to charge all individuals or entities a licensing fee. Revenues prior to December 2001 were primarily service-related and included providing technical support and maintenance, systems installation and integration, customer training and education, and other services supporting its GFS and LVM products.

The Company records revenues in accordance with the provisions of Statement of Position (“SOP”) 97-2, Software Revenue Recognition, as amended by SOP 98-4 and SOP 98-9, as well as Technical Practice Aids issued from time to time by the American Institute of Certified Public Accountants.

Revenues are recognized when persuasive evidence of an arrangement has been received, the product has been delivered, the fees are fixed or determinable and collection of the related receivable is considered probable. When significant post-delivery obligations exist, revenues are deferred until fulfillment of all revenue recognition requirements. Revenue under multiple-element arrangements, which may include several software products, services, third-party software, hardware and customer support sold together, is allocated to each element based upon the residual method in accordance with SOP 98-9. Under the residual method, the fair value of the undelivered elements is deferred and subsequently recognized as discussed below. The Company has established sufficient vendor-

Sistina Software, Inc.

Notes to Consolidated Financial Statements

specific objective evidence of fair value for customer support and other professional services based upon the price charged when these elements are sold separately. Accordingly, software license fees are recognized as revenue upon delivery under the residual method in arrangements in which the software is licensed with other elements, provided the undelivered elements of the arrangements are not essential to the functionality of the delivered software and all other criteria for revenue recognition are met.

Revenues from maintenance contracts are deferred and recognized ratably over the term of the maintenance period. Revenues from other support services are recognized as the services are performed.

Research and Development

Expenditures for research and development are charged to expense as incurred. Software development costs related to the initial development of the Company’s product and subsequent enhancements have been charged to expense as incurred. Such costs, and costs related to development of new software products, are required to be capitalized once technological feasibility and proven marketability of the product are established. To date, software development costs qualifying for capitalization have been insignificant.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Stock-Based Compensation

The Company accounts for stock-based employee compensation using the intrinsic value method prescribed in Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, and complies with the disclosure provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123, Accounting for Stock-Based Compensation. Accordingly, compensation cost for stock options granted to employees is measured as the excess, if any, of the fair value of our common stock at the date of the grant over the amount an employee must pay to acquire the stock. No compensation cost has been recognized for stock options granted to employees since inception. The Company accounts for stock-based compensation to non-employees using the fair value method prescribed by SFAS No. 123. The Company has implemented the disclosure provisions of SFAS No. 148, Accounting for Stock-Based Compensation – Transition and Disclosure.

Sistina Software, Inc.

Notes to Consolidated Financial Statements

The table below illustrates the effect on net income (loss) if the fair value of options granted to employees under the Company’s stock option plan had been recognized as compensation expense in accordance with the provisions of SFAS No. 123. See Note 7 for additional information regarding the plan.

	Nine Months Ended September 30,		Years Ended December 31,		Cumulative for the Period from August 1, 1997 (Date of Inception) to December 31,
	2003	2002	2002	2001	2002
	(Unaudited)	(Unaudited)
Net income (loss), as reported	$839,324	$(4,057,370)	$(5,419,924)	$(4,654,649)	$(11,745,484)
Deduct: Total stock-based employee compensation expense determined under fair value-based method	(79,280)	(53,983)	(60,271)	(57,472)	(152,189)

	$760,044	$(4,111,353)	$(5,480,195)	$(4,712,121)	$(11,897,673)

Use of Estimates

The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Comprehensive Income

The Company has adopted SFAS No. 130, Reporting Comprehensive Income, a standard requiring the reporting and display of “comprehensive income” (defined as the change in equity of a business enterprise during a period from sources other than those resulting from investments by owners and distributions to owners) and its components in a full set of general-purpose financial statements. During the cumulative period from August 1, 1997 (date of inception) to December 31, 2000, the Company did not have any changes in stockholders’ equity from nonowner sources other than the respective periods’ net loss. For the subsequent periods, comprehensive loss for the Company includes the period’s net loss and the effects of foreign currency translation adjustments.

New Accounting Pronouncements

In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure—an amendment of FASB Statement No. 123. This statement provides alternative methods of transition for a voluntary change to the fair value method of accounting for stock-based compensation. The statement amends the disclosure requirements of FASB Statement No. 123 to require prominent disclosure in both annual and interim financial statements about the method of accounting for stock-based compensation and the effect of the method used on reported results. The Company accounts for stock-based compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and complies with the disclosure provisions of FASB Statement No. 123. The transition provisions are effective for fiscal years ending after December 15, 2002. The disclosure provisions are effective for interim periods beginning after December 15, 2002, with early application encouraged. The Company has implemented the year-end disclosure provisions as of

Sistina Software, Inc.

Notes to Consolidated Financial Statements

December 31, 2002, and the interim period disclosures as presented previously in this note under Stock-Based Compensation. The Company currently does not plan to change to the fair value method of accounting for stock-based compensation. As a result, the adoption of this statement did not have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

In January 2003, the FASB issued FIN No. 46, Consolidation of Variable Interest Entities, an interpretation of Accounting Research Bulletin No. 51. FIN No. 46 requires certain variable interest entities, or VIEs, to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN No. 46 is effective for all VIEs created or acquired after January 31, 2003. For VIEs created or acquired prior to February 1, 2003, the provisions of FIN No. 46 must be applied for the first interim or annual period beginning after December 15, 2003. The Company currently has no contractual relationship or other business relationship with a variable interest entity and therefore the adoption of FIN No. 46 did not have a material effect on the Company’s consolidated financial position, results of operations or cash flows. However, if the Company enters into any such arrangement with a variable interest entity in the future, the Company’s consolidated financial position or results of operations may be adversely effected.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. This statement establishes standards for how an issuer classifies and measures financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability. Many of those instruments were previously classified as equity. This statement is effective in 2004 and is expected to cause the Company to reclassify its redeemable preferred stock to a liability and all accretion or other changes in carrying value to its preferred stock to be reflected as interest expense or income.

3.	Selected Balance Sheet Information

Property and equipment consist of the following:

	September 30,	December 31,
	2003	2002	2001
	(Unaudited)
Computer equipment	$1,176,856	$796,464	$834,864
Furniture and fixtures	18,499	70,153	75,214
Leasehold improvements	43,312	25,485	26,660

	1,238,667	892,102	936,738
Less: Accumulated depreciation and amortization	(753,904)	(550,931)	(300,910)

	$484,763	$341,171	$635,828

Sistina Software, Inc.

Notes to Consolidated Financial Statements

Accrued liabilities consist of the following:

	September 30,	December 31,
	2003	2002	2001
	(Unaudited)
Accrued compensation and benefits	$431,986	$162,004	$85,944
Interest payable to related party		55,575	60,951
Other	98,936	40,958	97,392

	$530,922	$258,537	$244,287

4.	Notes Payable with Related Parties

In September 1997, a subordinated promissory note for $75,000 was entered into with a relative of the founder and then sole director of the Company. The note provided for interest at a rate of 8 percent per annum, with principal and accrued interest due on demand, and was convertible into common stock. In October 1997, the note, along with accrued interest of $564, was retired and the note holder was issued 326,760 shares of common stock.

In February and March 2000, the Company entered into two subordinated promissory notes, one with a director of the Company and one with a relative of the Company’s founder, for a total amount of $100,000. The notes provided for interest at a rate of 8 percent per annum, with principal and accrued interest due on demand, and were convertible into common stock. In April 2000, these notes, along with accrued interest of $855, were retired and the note holders were issued 112,061 shares of common stock.

In August 2001, a subordinated promissory note for $2,000,000 was entered into with the primary preferred stockholder of the Company. This note provides for interest at a rate of 8 percent per annum, with principal and interest originally due on October 31, 2001. The principal balance was originally convertible into Series B convertible redeemable preferred stock at the closing price of the Series B financing, as long as the Series B financing closed prior to October 31, 2001, and resulted in aggregate cash proceeds to the Company of at least $8,000,000. Upon maturity, because the Series B financing had not yet occurred, the note holder had the option to convert the outstanding principal balance into the Company’s common stock at $1 per share or receive cash. In addition, the Company was required to issue warrants to the note holder to purchase 600,000 shares of the Company’s common stock at $0.01 per share (Note 7).

During 2002, the $2,000,000 note, along with $346,039 of total cumulative accrued interest and $3,875,000 of additional principal, was replaced on four separate occasions with new subordinated promissory notes, with the latest promissory note for $6,221,039 issued in November 2002. The principal and interest on this latest note were originally due on December 9, 2002, and the note was collateralized by substantially all assets and intellectual property of the Company. The remaining terms of the latest note are substantially the same as the terms of the original $2,000,000 note. In addition, in connection with the issuance of additional principal during 2002, the Company was required to issue warrants to the note holder to purchase 968,750 shares of the Company’s common stock at $0.01 per share (Note 7).

Sistina Software, Inc.

Notes to Consolidated Financial Statements

At December 31, 2002, the principal and accrued interest balances remained outstanding. In January 2003, $600,193 of the note payable was converted to Series B convertible redeemable preferred stock, and the remaining outstanding principal balance was recognized as a gain on extinguishment of debt (Note 8).

In January 2003, a subordinated promissory note for $200,000 was entered into with the primary preferred stockholder of the Company. This note provided for interest at a rate of 8 percent per annum, with principal and interest due on January 31, 2003. The principal balance was converted into Series B convertible redeemable preferred stock at the closing price of the Series B financing.

See Note 8 for gain on debt extinguishment.

5.	Convertible Redeemable Preferred Stock

The Company has authorized several series of convertible redeemable preferred stock. The title, carrying amount, and number of shares issued and outstanding are as follows:

	September 30,	December 31,
	2003	2002	2001
	(Unaudited)

Series A, $.001 par value; issued and outstanding 115,238 shares at December 31, 2002 and 2001		$4,048,187	$3,680,414
Series B-1, $.001 par value; issued and outstanding 7,323,900 shares at September 30, 2003	$9,047,021
Series B-2, $.001 par value; issued and outstanding 1,750,000 shares at September 30, 2003	913,898

	$9,960,919	$4,048,187	$3,680,414

Series A Convertible Redeemable Preferred Stock

In December 2000, the Company’s Board of Directors authorized the offering of 4,000,000 shares of Series A Preferred Stock. Concurrent with this authorization, the Company issued 42,882 shares of Series A convertible redeemable preferred stock to a single venture capital investor at a price of $58.30 per share.

In February 2001, the Company issued an additional 14,738 shares of Series A convertible redeemable preferred stock to various investors at a price of $58.30 per share.

As more fully described in Note 8, in January 2003 all shares of Series A convertible redeemable preferred stock were converted to common stock.

Sistina Software, Inc.

Notes to Consolidated Financial Statements

The terms of the Series A convertible redeemable preferred stock are as follows:

Voting Rights

The holders of the Series A convertible redeemable preferred stock are entitled to vote, together with the holders of common stock, on all matters submitted to stockholders for a vote. The preferred stockholders are entitled to the number of votes equal to the number of shares of common stock into which each preferred share is convertible at the time of such vote.

Dividends

The holders of the Series A convertible redeemable preferred stock are entitled to receive, when and if declared by the Board of Directors and out of funds legally available, noncumulative dividends at the rate of $5.83 per share per annum, payable in preference and priority to payment of any dividend on common stock. Through December 31, 2002, no dividends have been declared or paid by the Company.

Liquidation Preference

In the event of any liquidation, dissolution or winding up of the Company, the holders of Series A convertible redeemable preferred stock are entitled to a per share distribution in preference to common stockholders of $116.60 per share, plus all declared but unpaid dividends. After this distribution, the remaining assets, if any, shall be distributed to the common stockholders.

Conversion

Each share of Series A convertible redeemable preferred stock is convertible, at the option of the holders, into a specified number of shares of common stock based on a conversion ratio, subject to adjustment under specified terms and conditions (58.3-for-1 at December 31, 2002). Certain terms exist to protect these conversion rights in the event of further issuances of common stock or a merger or reorganization of the Company.

In the event of a public offering of the Company’s common stock at a price of at least $233.20 per share with gross proceeds of at least $20,000,000, all shares of Series A convertible redeemable preferred stock will automatically be converted into shares of common stock at the effective conversion ratio.

Mandatory Redemption

The Company is required to offer to redeem the outstanding shares of Series A convertible redeemable preferred stock in two equal annual installments in December 2006 and 2007. Such redemption shall be at $103.19 per share in the case of the December 2006 redemption date and $113.69 per share in the case of the December 2007 redemption date. The carrying value of the Series A convertible redeemable preferred stock is being accreted to its redemption value over the period from issuance to redemption using the effective interest method. At December 31, 2002 and 2001, the carrying amount includes $738,244 and $370,471, respectively, of value accreted to the Series A convertible redeemable preferred stock since its issuance.

Sistina Software, Inc.

Notes to Consolidated Financial Statements

Demand Registration

Subject to the conditions of the Registration Rights Agreement (the “Agreement”) between the Series A convertible redeemable preferred stockholders and the Company, if the Company receives a written request from the holders of a majority of the registrable common securities then outstanding (“Holders”), as defined by the Agreement, that the Company file a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering the registration of (a) at least 25 percent of the registrable common securities or (b) registrable common securities having an aggregate offering price to the public in excess of $5,000,000, then the Company shall give written notice of such requests to all Holders, and subject to the limitations of the Agreement, use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all registrable common securities that the Holders request be registered.

Series B Convertible Redeemable Preferred Stock

In January 2003, the Company’s Board of Directors authorized the offering of 25,700,000 shares of Series B convertible redeemable preferred stock at a price $0.50 per share. On January 27, 2003, the Company issued 9,950,000 shares of Series B convertible redeemable preferred stock to three venture capital groups, including the primary Series A preferred stockholder, in exchange for $4,175,000 of cash and forgiveness of the $200,000 promissory note issued in January 2003 and $600,000 of the outstanding balance of the promissory note issued in November 2002. Of the convertible redeemable preferred shares issued, 9,075,000 are considered Series B-1 and 875,000 are considered Series B-2. On February 27, 2003, the Company issued 373,900 shares of Series B-1 convertible redeemable preferred stock at a price of $0.50 per share to certain investors from previous financing rounds in exchange for cash.

The terms of the Series B convertible redeemable preferred stock are as follows:

Voting Rights

The holders of the Series B-1 convertible redeemable preferred stock are entitled to vote, together with the holders of common stock, on all matters submitted to stockholders for a vote. The preferred stockholders are entitled to the number of votes equal to the number of shares of common stock into which each preferred share is convertible at the time of such vote. The holders of the Series B-2 preferred stock do not have voting rights.

Dividends

The holders of all Series B convertible redeemable preferred stock are entitled to receive, when and if declared by the Board of Directors and out of funds legally available, noncumulative dividends at a rate of 8 percent per annum, payable in preference and priority to payment of any dividend on common stock. Holders of all Series B convertible redeemable preferred stock also participate in any dividends on an as-if-converted basis with the holders of common stock.

Liquidation Preference

In the event of any liquidation, dissolution or winding up of the Company, the holders of Series B-1 and Series B-2 convertible redeemable preferred stock are entitled to a per share distribution of $0.50 per share, plus all declared but unpaid dividends, in preference to holders of common stock. After this distribution, the remaining assets, if any, shall be distributed on a pro rata basis among the holders of common stock and Series B preferred stock on an as-if-converted basis.

Sistina Software, Inc.

Notes to Consolidated Financial Statements

Conversion

Each share of Series B-1 convertible redeemable preferred stock is convertible, at the option of the holders, into a specified number of shares of common stock based on a conversion ratio, which is initially 1-for-1. Each share of Series B-2 convertible redeemable preferred stock is convertible, at the option of the holders, into a specified number of shares of Series B-1 convertible redeemable preferred stock based on a conversion ratio, which is initially 1-for-1. Certain terms exist to protect these conversion rights in the event of further issuances of common stock or a merger or reorganization of the Company. In the event of a public offering of the Company’s common stock at a price of at least $2.50 per share with gross proceeds of at least $40,000,000, all shares of Series B convertible redeemable preferred stock will automatically be converted into shares of common stock at the effective conversion ratio.

Mandatory Redemption

The Company is required to offer to redeem all outstanding shares of Series B convertible redeemable preferred stock in two equal annual installments in January 2009 and January 2010. Such redemption shall be at the original purchase price plus an amount equal to 10 percent per annum compounded annually.

See Note 12 for additional issuances of Series B convertible redeemable preferred stock.

6.	Stockholders’ Deficit

Authorized Capital

In January 2003, the Board of Directors increased the number of authorized shares of the Company from 60,000,000 to 77,575,000, which consists of (i) 45,150,000 shares of common stock, (ii) 25,700,000 shares of Series B-1 convertible redeemable preferred stock, (iii) 1,750,000 shares of Series B-2 convertible redeemable preferred stock, and (iv) 4,975,000 shares of Series B-3 convertible redeemable preferred stock.

Common Stock Restriction Agreements

In March 2000, the Company issued a total of 1,647 shares of common stock under stock restriction agreements to two directors at a price of $13.48 per share. The restrictions lapse monthly over a 24-month period from issuance, and all of the unvested shares immediately vest upon a change of control, as defined. Under the stock restriction agreements, if the directors cease serving on the Company’s Board of Directors or attempt to transfer or dispose of any restricted common stock, the Company has the option to repurchase any unvested shares at the original sale price per share. In October 2000, one of the directors resigned from the Board of Directors and the Company waived its right to repurchase the unvested shares.

In March 2002, the Company issued 4,915 shares of common stock under a stock restriction agreement to one of its executives at a price of $17.49 per share. The restriction was to lapse monthly over a 48-month period from issuance, and all of the unvested shares were to immediately vest upon a change in control, as defined. Under the stock restriction agreement, if the executive ceased employment or attempted to transfer or dispose of any restricted common stock, the Company had the option to repurchase any unvested shares at the original sale price per share. In exchange for this restricted common stock, the Company received a note receivable from the executive for $85,960, of which $68,768 was nonrecourse and $17,192 was collateralized by the personal assets of the executive. The note bore interest at a fixed rate of 4.43 percent per annum

Sistina Software, Inc.

Notes to Consolidated Financial Statements

and was due in equal monthly installments over a 60-month period. The Company accounted for this stock sale in accordance with APB Opinion No. 25 and Emerging Issues Task Force (“EITF”) Issue No. 95-16, Accounting for Stock Compensation with Employer Loan Features Under APB Opinion No. 25.

The interest due on the note was considered part of the stock purchase price, and both the principal and interest components of the note were classified as reductions of stockholders’ equity. In December 2002, the 4,915 shares of restricted common stock were cancelled, the payments received to date by the Company were returned to the executive, and the entire amount of the note and interest receivable was forgiven. The portion of the total shares deemed to be purchased with the nonrecourse note was considered a cancellation of a stock option. Stock-based compensation expense resulting from this transaction during the year ended December 31, 2002, was $17,254.

7.	Stock Options and Warrants

Stock Option Plan

The Company maintains the 1997 Omnibus Stock Plan (the “Plan”), which was approved by the stockholders in May 1998. The Plan provides for the issuance of both incentive and nonqualified stock options, stock appreciation rights, restricted stock awards and other performance-based awards to employees and others providing services to the Company, at the discretion of the Board of Directors. At December 31, 2002, 68,611 shares of common stock are reserved for issuance under the Plan.

Through December 31, 2002, 58,446 options have been granted to employees of the Company and 8,131 options have been granted to nonemployees, all with exercise prices at least equal to the fair market value of the Company’s common stock on the date of grant, as determined by the Board of Directors. The typical vesting terms for grants to employees include 25 percent vesting one year after the grant date with the remainder of the shares vesting ratably over the next 36 months. Certain of the Company’s initial grants to employees included 25 percent vesting after less than one year. Generally, the options expire ten years from the date of grant.

Sistina Software, Inc.

Notes to Consolidated Financial Statements

There was no stock option activity during the period from August 1, 1997 (date of inception) to December 31, 1997. The following table summarizes the Company’s stock option activity for fiscal years 1998 through 2002 and the unaudited nine month period ending September 30, 2003:

	Options	Weighted Average Exercise Price
Outstanding at December 31, 1997	—
Granted	6,862	$13.41

Outstanding at December 31, 1998	6,862	$13.41
Granted	2,265	$13.41

Outstanding at December 31, 1999	9,127	$13.41
Granted	6,875	$48.39

Outstanding at December 31, 2000	16,002	$28.57
Granted	35,918	$24.49
Cancelled	(10,063)	$41.39

Outstanding at December 31, 2001	41,857	$22.15
Granted	14,658	$17.49
Cancelled	(10,508)	$19.82

Outstanding at December 31, 2002	46,007	$19.24
Granted (unaudited)	3,278,289	$0.05
Cancelled (unaudited)	(82,411)	$3.91

Outstanding at September 30, 2003 (unaudited)	3,241,885	$0.30

Options exercisable at December 31, 2001	20,577	$18.07

Options exercisable at December 31, 2002	34,061	$18.47

Options exercisable at September 30, 2003 (unaudited)	1,437,278	$0.61

The following is a summary of options outstanding at September 30, 2003 (unaudited):

Stock Options	Exercise Price Per Share	Weighted Average Remaining Contract Life (Years)
3,201,000	$0.05	9.4
9,814	$13.46 - $13.48	5.1
27,504	$16.87 - $17.48	7.9
3,567	$50.00 - $52.43	7.1

3,241,885	$0.05 - $52.43	9.5

Sistina Software, Inc.

Notes to Consolidated Financial Statements

The minimum value of each option grant to employees is estimated on the date of grant using the Black-Scholes valuation model with the following assumptions: a risk-free interest rate equal to the U.S. Treasury “Strip” rate on the date of grant, an expected life of six years and no volatility or expected dividend yield.

The weighted average grant date fair value of options granted to employees during the years ended December 31, 2002 and 2001, and the cumulative period from August 1, 1999 (date of inception) to December 31, 2002, was $4.15, $5.03 and $5.09, respectively. For the unaudited nine month period ending September 30, 2003, the weighted average grant date fair value of options granted to employees was $0.01.

Stock Options Issued to Nonemployees

In June 1999, the Company granted options to purchase 1,235 shares of common stock at $13.41 per share to a nonemployee in exchange for services. These options vest ratably over a 24-month period beginning on the grant date. During 2001, the Company granted options to purchase 5,196 shares of common stock at exercise prices ranging from $17.49 to $52.46 per share to nonemployees in exchange for various services. Certain of these options were immediately vested on the grant date and the remaining options vest within 10 months from the grant date. During 2002, the Company granted options to purchase 1,701 shares of common stock at $17.48 per share to nonemployees in exchange for various services. Certain of these options were immediately vested on the grant date, and the remaining options vest within 12 months from the grant date. During the unaudited period from January 2003 through September 2003, the Company granted or committed to grant options to purchase 442,000 shares of common stock at $0.05 per share to nonemployees in exchange for services. Certain of these options were immediately vested and the remaining options vest within 24 months from the grant date. The Company is accounting for these options in accordance with EITF Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services. The fair value of the options is being determined using the Black-Scholes valuation model with the following assumptions: a risk-free interest rate equal to the U.S. Treasury “Strip” rate on the valuation date, an expected life equal to the contractual life of ten years, no expected dividend yield and volatility of 50 percent. Stock-based compensation expense related to these options issued to nonemployees recognized during the years ended December 31, 2002 and 2001, and the cumulative period from August 1, 1997 (date of inception) to December 31, 2002, was $10,972, $39,905 and $87,538, respectively. Stock-based compensation expense related to these options issued to nonemployees recognized during the unaudited nine month period ended September 30, 2003 and 2002, was $1,722 and $12,034, respectively.

Sistina Software, Inc.

Notes to Consolidated Financial Statements

Warrants

There was no warrant activity during the period from August 1, 1997 (date of inception) to December 31, 1999. The following table summarizes the Company’s warrant activity for the fiscal years 2000 through 2002 (including the unaudited nine month period ended September 30, 2003):

	Warrants	Weighted Average Exercise Price
Outstanding at December 31, 1999	—	—
Granted	1,339	$30.69

Outstanding at December 31, 2000	1,339	$30.69
Granted	10,550	$1.00

Outstanding at December 31, 2001	11,889	$4.34
Granted	17,238	$1.19

Outstanding at December 31, 2002	29,127	$2.47
Granted (unaudited)	—	$0.00

Outstanding at September 30, 2003 (unaudited)	29,127	$2.47

Warrants exercisable at December 31, 2001	11,855	$4.34

Warrants exercisable at December 31, 2002	29,127	$2.47

Warrants exercisable at September 30, 2003 (unaudited)	29,127	$2.47

In February 2000, the Company granted warrants to purchase 824 shares of common stock at $13.47 per share to a nonemployee in exchange for services. These warrants vest ratably over a 24-month period beginning on the grant date. In August 2001, the Company granted immediately exercisable warrants to purchase 258 shares of common stock at $17.44 per share to a nonemployee in exchange for services. In March 2002, the Company granted warrants to purchase 515 shares of common stock at $17.48 per share to a nonemployee in exchange for services, 50 percent of which vested in June 2002 and the remaining vested in September 2002. In July 2002, the Company granted immediately exercisable warrants to purchase 103 shares of common stock at $17.48 per share to a nonemployee in exchange for services. The Company is accounting for these warrants in accordance with EITF Issue No. 96-18. The fair value of the warrants is being determined using the Black-Scholes valuation model with the following assumptions: a risk-free interest rate equal to the U.S. Treasury “Strip” rate on the valuation date, an expected life equal to the contractual life of ten years, no expected dividend yield and volatility of 50 percent. The Company recognized stock-based compensation expense of $7,250 during the year ended December 31, 2002 and the nine month period ended September 30, 2002. Stock-based compensation benefit of $1,573 was recognized during the year ended December 31, 2001, due to a decline in the fair value of the Company’s common stock. Stock-based compensation expense recognized during the cumulative period from August 1, 1997 (date of inception) to December 31, 2002, was $34,142.

Sistina Software, Inc.

Notes to Consolidated Financial Statements

In September 2000, the Company granted immediately exercisable warrants to purchase 515 shares of common stock at $58.25 per share to a nonemployee in exchange for services. These warrants expire five years from the date of grant. In accordance with SFAS No. 123, the Company recognized stock-based compensation expense of $30,000, the fair value of the services received, during the cumulative period from August 1, 1997 (date of inception) to December 31, 2002, because it was more reliably measurable than the fair value of the equity instruments issued.

In August 2001, as additional consideration for a preferred stockholder providing bridge financing to the Company, warrants to purchase 10,292 shares of common stock at $0.5830 per share were issued to the preferred stockholder. Pursuant to the agreement, the recipient of the warrants had an immediate right to purchase 8,577 shares of common stock, and the right to the remaining 1,715 vested on October 31, 2001. The estimated fair value of these warrants of $160,000, as determined using the Black-Scholes options pricing model, was charged to interest expense during the year ended December 31, 2001.

During 2002, as additional consideration for a preferred stockholder providing bridge financing to the Company, immediately exercisable warrants to purchase 16,620 shares of the Company’s common stock at $0.5830 per share were issued to the preferred stockholder. The estimated fair value of these warrants of $201,256, as determined using the Black-Scholes options pricing model, was charged to interest expense during the year ended December 31, 2002.

As of December 31, 2002 and September 30, 2003 (period unaudited), none of the warrants, which expire at various dates, had been exercised

8.	Recapitalization and Debt Extinguishment

In January 2003, all of the Company’s outstanding shares of common stock, options and warrants to purchase common stock, shares of Series A convertible redeemable preferred stock and the remaining outstanding balance of the promissory note issued in November 2002 were converted into shares of newly issued common stock based on the following conversion ratios:

•	Common stock and options and warrants to purchase common stock on an as-if-exercised basis, were converted using a ratio of 58.3 old shares for one new share,

•	Series A convertible redeemable preferred stock was converted using a ratio of 29.15 old shares for one new share, and

•	Of the $6,221,039 related party promissory note at December 31, 2002, $600,193 was converted to Series B-1 shares in January, 2003 and the balance of $5,620,846 recognized as a gain on extinguishment of debt.

As a result of these conversions, all previous stockholders and option and warrant holders were issued 499,857 shares of new common stock, which represents 4.6 percent of the total outstanding capital stock of the Company following the initial issuances of the Series B convertible redeemable preferred stock in January and February 2003.

Sistina Software, Inc.

Notes to Consolidated Financial Statements

All references in the financial statements to common stock shares issued or outstanding, prices per share and stock option and warrant data and Series A convertible redeemable preferred stock reflect the reverse split/conversions as if these had occurred at the Company’s inception.

9.	Income Taxes

As a result of the 2003 recapitalization (Note 8) and related financings, the Company underwent a change in ownership (Note 9), as defined in Section 382 of the Internal Revenue Code (“IRC”). As a result of this transaction and pursuant to the requirements of Section 382 of the IRC, substantially all of the Company’s net operating loss and credit carryforwards are no longer available to offset future taxable income. Future changes in ownership may result in additional limitations to net operating loss carryforwards.

At December 31, 2002, prior to the change in ownership, the Company had net operating loss carryforwards of approximately $11,100,000, which expire at various dates between 2012 and 2022.

The primary components of the Company’s deferred tax assets at December 31 are as follows:

	2002	2001
Deferred tax assets
Net operating loss carryforwards	$4,221,999	$2,278,231
Stock-based compensation	172,377	82,419
General business credits	87,245	51,563
Other	86,446	43,912

Total deferred tax assets	4,568,067	2,456,125
Valuation allowance	(4,568,067)	(2,456,125)

Net deferred taxes	$—	$—

The Company has recognized a valuation allowance for the entire tax benefit associated with the carryforwards and other deferred tax assets at December 31, 2002 and 2001, as their utilization is not considered more likely than not based on the weight of available information.

10.	Commitments

Operating Leases

The Company leases office facilities and certain equipment under operating leases, which expire at various dates through June 2006. Total rent expense under these operating leases was $165,845 (unaudited) and $130,052 (unaudited) for the nine months ended September 30, 2003 and 2002, respectively, and $173,710 and $117,003 for the years ended December 31, 2002 and 2001, respectively. The cumulative rent expense for the period from August 1, 1997 (date of inception) to December 31, 2002, was $335,739.

As of May 1, 2003, the Company entered into a three-year noncancelable operating lease for its office space and the furniture located within. The required monthly payments are $13,200 through April 29, 2004 and $14,000 thereafter. At the end of the current lease term, the Company has the option to renew the lease for a five or a seven-year period. In addition, the Company has the option to purchase the furniture at April 29, 2006.

Sistina Software, Inc.

Notes to Consolidated Financial Statements

Future minimum lease payments under noncancelable operating leases at September 30, 2003, are as follows (unaudited):

Years Ending December 31,
2003	$69,454
2004	245,332
2005	216,562
2006	62,795

$594,143

Technology License Agreement

In October 1997, the Company entered into a license agreement with the University of Minnesota (the “University”) that grants the Company an exclusive worldwide license to use, develop and distribute licensed products using the GFS and SCSI device lock command technologies as developed by employees of the University, including the Company’s founder. In consideration for the license agreement, the Company was required to issue common stock equal to 3 percent of the then outstanding total common stock to the University. The value of the stock issued to the University was recognized as research and development expense in 1997. In addition, the Company was required to pay a royalty fee to the University equal to 3 percent of total net revenues from sales related to the licensed technologies for a period not less than ten years. The royalty fee percentage was reduced to 2 percent in October 2001 and may be further reduced to 1 percent in October 2003, depending upon related patents then in effect, as described in the agreement.

Software Assignment Agreement

In March 2000, the Company entered into a software assignment agreement with the developer of the LVM computer software that serves as an on-line disk storage management tool. The agreement gives the Company all rights, title and interest in the software held by the developer. In consideration for the software assignment agreement, the Company was required to pay a total of $150,000 to the software developer. This amount was recognized as research and development expense in 2000. Prior to December 31, 2000, $70,000 had been paid and the remaining amount was paid in January 2001. In addition, the Company hired the software developer as a senior engineer and entered into an employment contract in April 2000.

11.	Significant Customers

The following table summarizes revenues from significant customers (revenues in excess of 10 percent for the year) as a percentage of total revenues:

	Nine Months Ended September 30,		Years Ended December 31,
	2003	2002	2002	2001
	(Unaudited)	(Unaudited)
Customer A	23%	—	—	—
Customer B	16%	—	—	—

Sistina Software, Inc.

Notes to Consolidated Financial Statements

12.	Subsequent Events (Unaudited)

On July 18, 2003, the Company issued an additional 8,750,000 shares of Series B convertible redeemable preferred stock at a price of $0.50 per share to the three venture capital groups participating in the initial Series B financing, in exchange for cash. Of the convertible redeemable preferred shares issued, 7,875,000 are considered Series B-1 and 875,000 are considered Series B-2.

On November 1, 2003, the Company issued an additional 3,170,000 shares of Series B convertible redeemable preferred stock to various investors at a price of $0.50 per share.

From October through December, 2003, the Company granted 2,004,000 options to employees of the Company with exercise prices ranging from $0.05 to $0.64 per share. In addition, the Company granted warrants to purchase 40,000 shares of common stock at $0.05 per share to a nonemployee in conjunction with a contract for services.